UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 7, 2008 (February 5, 2008)
Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32417	201352180

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

530 Oak Court Drive, Suite 300
Memphis, Tennessee	38117

(Address of Principal Executive Offices)	(Zip Code)
901-259-2500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement
     In January 2006, Education Realty Trust, Inc.’s (“EDR”) operating partnership, Education Realty Operating Partnership, L.P. (the “Operating Partnership”), entered into a Lease Agreement (the “Lease Agreement”) with Place Portfolio Lessee, LLC, (“Place”) a Georgia limited liability company, pursuant to which Place leased from the Operating Partnership a portfolio of 13 properties (the “Place Properties”).
     On February 5, 2008, the Operating Partnership executed an early termination of the Lease Agreement with Place which terminated the obligations of both parties under the Lease Agreement effective February 1, 2008, as well as terminating the Management Agreements for each of the Place Properties between the Operating Partnership and Place Management Group, LLC. Under the termination agreement, the Operating Partnership will receive a one-time termination fee totaling $5.8 million.
     Effective February 1, 2008, Allen & O’Hara Education Services, Inc., the property management subsidiary of EDR, began managing the Place Properties.
     A copy of the press release announcing the lease termination is attached hereto as exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits: The following exhibit is being filed herewith to this Current Report on Form 8-K.
     Press Release dated February 6, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EDUCATION REALTY TRUST, INC.
Date: February 7, 2008	By:	/s/ Randall H. Brown
Randall H. Brown
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

99.1	Press Release dated February 6, 2008.